UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 12, 2023
KIORA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-36672	98-0443284
(Commission File Number)	(IRS Employer Identification No.)

332 Encinitas Blvd.
Suite 102
Encinitas, CA 92024
(858) 224-9600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value	KPRX	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

As previously reported, on September 26, 2018, Kiora Pharmaceuticals, Inc. (the “Company”) entered into an Intellectual Property License Agreement (the “2018 Agreement”) with Sentrx Animal Care, Inc. (“Sentrx”), with respect to certain rights relating to the manufacturing of the Company’s KIO-201 product candidate. Under the 2018 Agreement, Sentrx granted to the Company an exclusive license to use Sentrx’s procedures, trade secrets, know-how and other relevant intellectual property in connection with the production of KIO-201. In connection with the 2018 Agreement, the Company paid Sentrx an upfront payment of $250,000 and agreed to pay Sentrx milestone payments totaling up to $4.75 million (the “Milestone Payments”), upon and subject to the achievement of certain specified developmental and commercial milestones.

On June 12, 2023 and effective as of June 7, 2023 (the “Effective Date”), the Company and Sentrx entered into a First Amendment to the 2018 Agreement (the “Amendment”). Pursuant to the Amendment, among other things, the Company is no longer obligated to pay any of the Milestone Payments.

Also on June 12, 2023 and effective as of the Effective Date, the Company and Sentrx entered into an Exclusive License Agreement (the “2023 Agreement”). Pursuant to the 2023 Agreement, the Company granted to Sentrx an exclusive and sublicensable license to certain patents related to KIO-201 in the field of animal health for diseases or conditions of the eye and its adnexa, and Sentrx is obligated to pay to the Company a low single-digit royalty on net sales of products covered by the licensed patents. The license granted by the 2023 Agreement will remain in effect for the duration of the licensed patents unless earlier terminated in accordance with its terms.

The foregoing descriptions of the Amendment and the 2023 Agreement do not purport to be complete descriptions of all of the terms of the Amendment and the 2023 Agreement, and are qualified in their entirety by reference to the full text of the Amendment and the 2023 Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively.

Item 8.01 Other Events.

On June 15, 2023, the Company issued a press release announcing the Amendment and the 2023 Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Information contained on or accessible through any website reference in the press releases is not part of, or incorporated by reference in, this Current Report, and the inclusion of such website addresses in this Current Report by incorporation by reference of the press releases is an inactive textual references only.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Title

10.1†	First Amendment to Intellectual Property License Agreement, dated as of June 12, 2023, between Kiora Pharmaceuticals, Inc. and Sentrx Animal Care, Inc.

10.2†	Exclusive License Agreement, dated as of June 12, 2023, between Kiora Pharmaceuticals, Inc. and Sentrx Animal Care, Inc.

99.1	Press Release of Kiora Pharmaceuticals, Inc., dated as of June 15, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Certain confidential portions of this exhibit were omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K because the identified confidential portions (i) are not material and (ii) are customarily and actually treated as private or confidential by the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KIORA PHARMACEUTICALS, INC.

By:	/s/ Brian M. Strem, Ph.D.
Brian M. Strem, Ph.D.
President and Chief Executive Officer
(Principal executive officer)

Date: June 15, 2023